SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                December 17, 2007
                               ------------------
                         Date of Earliest Reported Event

                              AMEN PROPERTIES, INC.
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             (Exact name of registrant as specified in its Charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                    000-22847
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                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 2300
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
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              (Registrant's telephone number, including area code)

                                       NA
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          (Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
                                      1934

                                    FORM 8-K
                                 Amendment No.1

Item 2.01 - Completion of Acquisition or Disposition of Assets

The undersigned registrant, in order to provide the financial statements required to be filed in connection with the Current Report on Form 8-K, filed on December 18, 2007 in connection with the acquisition of certain assets (the "Acquisition") from Santa Fe Energy Trust (the "Trust") and Devon Energy Production Company ("Devon") hereby amends the following item.


Item 9.01 - Financial Statements and Exhibits

The Company is currently unable to provide the required financial statements related to this acquisition as it is waiting on the completion and filing of 2006 and 2007 audited financial statements for Santa Fe Energy Trust, an unaffiliated third party. The Company will provide the required financial statements as soon as possible after receiving the necessary financial statements from Santa Fe Energy Trust.

Pursuant to the Acquisition agreements, on February 21, 2008, SFF Royalty LLC and SFF Production LLC received a purchase price adjustment payment of approximately $1.7 million from the Trust and Devon. This payment represents activity for the acquired properties for the month of October 2007 and most of November 2007. The Company owns a one-third interest in both SFF Royalty LLC and SFF Production LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMEN Properties, Inc.
                                       --------------------
                                       (Registrant)


                                       By: /s/  Jon M Morgan
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 Date:  February 22, 2008                  Jon M Morgan, Chief Executive Officer
                                           (Signature)